SUBSIDIARIES
                                 (AS OF 11/1/98)


I.   MicroAge Computer Centers, Inc., a Delaware corporation Subsidiaries:

     A.   153000 Canada Limited, a Canadian corporation

     B.   MCCI Holding Company, a Delaware corporation Subsidiaries:

          1.   Image Choice, Inc., a Delaware corporation

          2.   Ecadvantage, Inc., a Delaware corporation

          3.   MicroAge Integration Co., a Delaware corporation Subsidiaries:

               (A)  Centric Resources, Inc., a Delaware corporation

               (B)  MicroAge Deutschland GmbH, a German corporation

                    (1)  ComIt, a German corporation

               (C)  MicroAge Infosystems Services Europe, Ltd., a UK corporation
                    Subsidiaries:

                    (1)  MicroAge Europe Limited, a UK corporation

                    (2)  MicroAge UK Limited, a UK corporation

               (D)  MCSS, Inc., a Delaware corporation

               (E)  MCSX, Inc., a Delaware corporation

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          4.   Pinacor, Inc., a Delaware corporation

               (A)  Pinacor Logistics Services, Inc., a Delaware corporation

               (B)  Complete Distribution, Inc., a Delaware corporation

               (C)  Contract PC, Inc., a Delaware corporation

               (D)  ConnectWorks, Inc., a Delaware corporation Subsidiaries:

                    (1)  Phoenix, Connections, Inc., a Delaware corporation

II.    Pride Technologies Incorporated, a New Jersey corporation

III.   Access Microsystems, Inc., a California corporation

IV.    Gaines Computer Service, Inc., a New York corporation

V.     KNB Incorporated, a Pennsylvania corporation

VI.    Integration Partners, Inc., a Delaware corporation

VII.   Cass Marketing Services, Inc., a Delaware corporation

VIII.  Advanced Information Services, Inc., an Alaska corporation Subsidiaries:

       A.    Margre, Inc., an Oregon corporation

       B.    Integrated Solutions Incorporated, an Alaska corporation

       C.    WASH Data, Inc., an Alaska corporation

       D.    N Corporation, an Alaska corporation

       E.    Cal Data, Inc., a California corporation
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IX.    Microretailing, Inc., a Florida corporation Subsidiaries:

      A.    InterPC de Venezuela, a Venezuela corporation

      B.    InterPC de Bolivia, a Bolivia corporation

      C.    InterPC de Ecuador, an Ecuador corporation

      D.    InterPC de Columbia, a Columbia corporation

X.     ECSource, Inc., a Delaware corporation

XI.    MicroAge Administration, Inc., a Delaware corporation

XII.   MicroAge Technologies, Inc., a Delaware corporation

XIII.  MicroAge Ventures, Inc., a Delaware corporation

XIV.   IntraCom Marketing, Inc., a Delaware corporation

XV.    PCClearance, Inc., a Delaware corporation

XVI.   MicroAge Government, Inc., a Delaware corporation

XVII.  MicroAge Paymaster, Inc., a Delaware corporation

XVIII. MicroAge Infosystems Services, Inc., a Delaware corporation

XIX.   PriTech Solutions, Inc., a Delaware corporation